Exhibit 3.2

BIO-REFERENCE LABORATORIES, INC.

AMENDED AND RESTATED BY-LAWS

ARTICLE I

OFFICES

Section 1. Principal Business Office. The principal business office of the corporation shall be in the Borough of Elmwood Park, State of New Jersey.

Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of New Jersey as the board of directors (sometimes hereinafter referred to as the “board”) may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. Place of Meetings. All annual meetings of the shareholders, for the election of directors and for such other business as may properly be brought before such meeting, shall be held at such place as may be fixed from time to time by action of the board of directors, either within or without the State of New Jersey, and stated in the notice of the meeting. Meetings of the shareholders for any other purpose may be held at such place, within or without the State of New Jersey, as shall be stated in the notice of the meeting.

Section 2. Date and Time of Annual Meeting. The annual meeting shall be held on such date and at such time as shall be designated from time to time by action of the board of directors and stated in the notice of the meeting.

Section 3. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and time of the meeting shall be given personally, by mail or by electronic transmission pursuant to Section 14A:1-8.1 of the New Jersey Business Corporation Act (or successor provisions) to each shareholder entitled to vote at such meeting not less than 10 (ten) nor more than 60 (sixty) days before the date of such meeting.

Section 4. Voting List; Inspection. The officer or agent who has charge of the stock transfer books of the corporation shall prepare, make and certify a complete list of the shareholders entitled to vote at the meeting or at any adjournment thereof, arranged in alphabetical order within each class, series or group of shareholders, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may there be inspected by any shareholder who is present and who, at the meeting or prior thereto, makes or has made, as the case may be, a request to inspect such list.

Section 5. Meeting Administration. Meetings shall be presided over by the chairman of the board or, in the absence or disability of the chairman of the board, by the president; or, in the absence or disability of the president, by such person as the chairman of the board shall appoint to so preside; or, in the event the chairman fails to make such an appointment, by any officer of the corporation that the board shall appoint to so preside. In the absence of the secretary of the corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

Section 6. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or the secretary upon the request in writing of a majority of the entire board of directors.

Section 7. Notice, Date and Time of Special Meetings. Written notice of a special meeting, stating (a) the place, date and time of the meeting; (b) that the notice is being issued by or at the direction of the person or persons calling the meeting; and (c) the purpose or purposes for which the meeting is called, shall be given personally, by mail or by electronic transmission pursuant to Section 14A:1-8.1 of the New Jersey Business Corporation Act (or successor provisions) to each shareholder entitled to vote at such meeting not less than 10 (ten) nor more than 60 (sixty) days before the date of such meeting.

Section 8. Business Transacted at Special Meetings. Business transacted at any special meeting of the shareholders shall be limited to the purpose or purposes stated in the notice.

Section 9. Quorum; Adjournment. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders, except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented by proxy at any such meeting, the chairman of the meeting shall have power to adjourn the meeting from time to time, without notice other than an announcement at the meeting of the time and place to which the meeting is adjourned, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder entitled on the new record date to vote at the meeting.

Section 10. Votes Required. When a quorum is present at any meeting of the shareholders, the vote of the holders of a majority of the stock entitled to vote thereat, present in person or represented by proxy, shall decide any question properly brought before such meeting other than the election of directors, and the vote of the holders of a plurality of the stock entitled to vote thereat, present in person or represented by proxy, shall decide the election of directors; unless, in any such case, express provision in the New Jersey Business Corporation Act, another applicable statute or the certificate of incorporation, requires a different vote, in which case such express provision shall govern.

Section 11. Voting of Shares. Unless otherwise provided in the certificate of incorporation, at every meeting of the shareholders, each shareholder shall be entitled to one vote, in person or by proxy, for each share of stock issued and outstanding and entitled to vote thereat and held by such shareholder, but no proxy shall be valid and voted on after eleven months following its date, unless the proxy expressly provides for a longer period. Every proxy must be signed by the shareholder or his attorney-in-fact.

Section 12. Action Without a Meeting. Subject to the provisions of the New Jersey Business Corporation Act, any action required or permitted to be taken at a meeting of shareholders by the certificate of incorporation, the New Jersey Business Corporation Act or these by-laws may be taken without a meeting if all the shareholders entitled to vote thereon consent thereto in writing. Every such consent must be signed by the shareholder or his attorney-in-fact.

Section 13.  Director Nominations.  Director nominations by a shareholder for consideration at the annual meeting of shareholders (or at a special meeting of shareholders that includes in its written notice the election of one or more directors) may be made pursuant to the procedures outlined in this Section or as otherwise required by law.

Nominations of candidates to serve as directors may be made by delivering to the corporation’s secretary, within the time described herein, all of the materials and information required herein for director nominations by a shareholder.  Such nominations may be made only by a shareholder who is a shareholder of record at the time the notice provided for in this Section is delivered to the secretary of the corporation and at the time of the meeting at which the nominations will be considered, who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Section.  For any nomination to be properly brought before a meeting pursuant to this Section, the shareholder must have given timely notice thereof in writing to the secretary.  To be timely, (1) if the notice relates to action to be considered at an annual meeting, a shareholder’s notice shall be delivered to the secretary at the principal business office of the corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made); and (2) if the notice relates to action to be considered at any other meeting, a shareholder’s notice shall be delivered to the secretary at the principal business office of the corporation not later than the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of a meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

Such shareholder’s notice shall set forth: (A) as to each person whom the shareholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, and (ii) such person’s written consent to being named as a nominee and serve as a director if elected; and (B) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of stock of the corporation owned of record by such shareholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination between or among such shareholder or beneficial owner or any of their respective affiliates or associates, on the one hand, and any other person or persons acting in concert with any of the foregoing, on the other hand, (iv) a description of any agreement, arrangement or understanding (including in respect of any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, or borrowed, or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder or such beneficial owner, whether or not any such position, interest, security, instrument, right, transaction or shares shall be subject to settlement in an underlying class or series of stock of the corporation, the effect or intent of which is to mitigate loss to, manage the risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner with respect to shares of stock of the corporation, or relates to the acquisition or disposition of any shares of stock of the corporation, (v) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (vi) a representation whether the shareholder or the beneficial owner intends or is part of a group which intends (a) to deliver a proxy statement or form of proxy to holders of at least the percentage of the corporation’s outstanding stock required to elect the nominee or (b) otherwise to solicit proxies from shareholders in support of such nomination and (vii) any other information relating to such shareholder and beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The corporation may require any proposed nominee to furnish such other information as the corporation may reasonably require.

Notwithstanding anything in this Section to the contrary, in the event the number of directors to be elected to the board of directors of the corporation is to be increased effective at the annual meeting and there is no public announcement by the corporation naming nominees for all the new positions to be created by such increase or specifying the size of the increased board of directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section shall also be considered timely, but only with respect to nominees for any new position created by such increase, if it shall be delivered to the secretary at the principal business office of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

Notwithstanding the foregoing, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholder’s meeting, the shareholder must provide notice as required by, and otherwise comply with the requirements of, the Exchange Act and the regulations promulgated thereunder.

The chairman of the meeting may refuse to acknowledge any nomination not made in compliance with the foregoing.

Section 14.  Advance Notice of Shareholder Business.  Only such business shall be conducted at a meeting of the shareholders of the corporation as shall have been properly brought before such meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board, (b) otherwise properly brought before the meeting by or at the direction of the board, or (c) a proper matter for shareholder action under the New Jersey Business Corporation Act that has been properly brought before the meeting by a shareholder (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section. For such business to be considered properly brought before the meeting by a shareholder, such shareholder must, in addition to any other applicable requirements, have given timely notice in proper form of such shareholder’s intent to bring such business before such meeting. To be timely, (1) if the notice relates to action to be considered at an annual meeting, a shareholder’s notice shall be delivered to the secretary at the principal business office of the corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made); and (2) if the notice relates to action to be considered at any other meeting, a shareholder’s notice shall be delivered to the secretary at the principal business office of the corporation not later than the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of a meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

Such shareholder’s notice shall set forth: (A) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of stock of the corporation owned of record by such shareholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the business desired to be brought before the meeting between or among such shareholder or beneficial owner or any of their respective affiliates or associates, on the one hand, and any other person or persons acting in concert with any of the foregoing, on the other hand, (iv) a description of any agreement, arrangement or understanding (including in respect of any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, or borrowed, or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder or such beneficial owner, whether or not any such position, interest, security, instrument, right, transaction or shares shall be subject to settlement in an underlying class or series of stock of the corporation, the effect or intent of which is to mitigate loss to, manage the risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner with respect to shares of stock of the corporation, or relates to the acquisition or disposition of any shares of stock of the corporation, (v) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (vi) a representation whether the shareholder or the beneficial owner intends or is part of a group which intends (x) to deliver a proxy statement or form of proxy to holders of at least the percentage of the corporation’s outstanding stock required to conduct the business desired to be brought before the meeting or (y) otherwise to solicit proxies from shareholders in support of the business desired to be brought before the meeting; (B) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (C) a description of any material interest of the shareholder or beneficial owner in such business; and (D) any other information that is required to be provided pursuant to Regulation 14A under the Exchange Act. The corporation may require any proposed nominee to furnish such other information as the corporation may reasonably require.

The foregoing notice requirements of this Section shall be deemed satisfied by a shareholder with respect to business other than a nomination if the shareholder has notified the corporation of his, her or its intention to present a proposal at an annual or special meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.

The chairman of the meeting may refuse to acknowledge the proposal of any business not made in compliance with the foregoing.

ARTICLE III

DIRECTORS

Section 1. General. The business of the corporation shall be managed under the direction of its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

Section 2. Number and Term. The number of directors which shall constitute the whole board shall be three until otherwise determined by resolution adopted by a majority of the entire board of directors, and thereafter shall not be less than three nor more than fifteen, the actual number of directors to be determined by resolution adopted by a majority of the entire board of directors. The directors shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors, but in no event shall any class include less than one director. The terms of the directors in Class I shall all expire in the same specified year, such terms not to exceed three years; the terms of the directors in Class II shall all expire in the year following the expiration of the terms of the directors in Class I; and the terms of the directors in Class III shall all expire in the year following the expiration of the terms of the directors in Class II; provided, however, that no director’s term shall expire until his successor shall be elected and shall qualify. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

Section 3. Qualifications of Directors. Each director shall be at least 18 years of age.

Section 4. Vacancies. Vacancies (including those occurring by removal of directors) and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the board of directors at a duly notified meeting of the board of directors, even if there is no quorum at such meeting due to director vacancies, and each director so chosen shall be designated a Class I, Class II or Class III director by the board consistent with the provisions of Section 2 above and shall hold office for the remainder of the full term of the class of directors of which the director has been designated, until the next meeting of the shareholders at which the election of such class of directors is conducted in the regular order of business, and until such director’s successor shall be elected and shall qualify.

Section 5. Time and Place of Meetings. The board of directors may hold meetings, both regular and special, either within or without the State of New Jersey, at such places and times as may be from time to time determined by the board.

Section 6. Annual Meeting. The first meeting of each newly elected board of directors shall be held (a) without notice immediately after each annual meeting of shareholders, at the same place as such annual meeting of shareholders or (b) as soon as practicable after each annual meeting of shareholders at such other place as may be determined by the board.

Section 7. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by action of the board.

Section 8. Special Meetings. Special meetings of the board may be called by the chairman of the board or the president on one day’s notice to each director, either personally, by mail, by electronic mail or by telegram or telephone; and special meetings shall be called by the chairman of the board or the president or secretary in like manner and on like notice on the written request of at least a majority of the directors then in office.

Section 9. Quorum; Action of the Board. At all meetings of the board or any committee thereof a majority of all the directors then in office shall constitute a quorum for the transaction of business.  The act of a majority of those directors present at any meeting at which there is a quorum shall be the act of the board of directors or such committee, except as may be otherwise specifically provided by statute or the certificate of incorporation. If a quorum shall not be present at any meeting, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, if the period of any adjournment does not exceed 10 (ten) days, until a quorum shall be present.

Section 10. Action of Directors Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting and without notice, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

Section 11. Telephone Conference Call. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 12. Authorization of Committees. The board of directors may, by resolution passed by a majority of the entire board, designate one or more committees, each committee to consist of three or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; provided, however, that any such alternate member shall possess substantially the same qualifications as the member whom he replaces.

Section 13. Powers of Committees. Any such committee, to the extent provided in the resolution of the board of directors or in the certificate of incorporation or these by-laws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have such power or authority as to any matters required by law, the certificate of incorporation or these by-laws to be determined by the shareholders or the board of directors as a whole, or any of the following matters:

(1) The submission to shareholders of any action as to which shareholders’ approval is required under the New Jersey Business Corporation Act.

(2) The filling of vacancies in the board of directors or in any committee.

(3) The fixing of compensation of the directors for serving on the board or on any committee.

(4) The amendment or repeal of the by-laws, or the adoption of new by-laws.

(5) The amendment or repeal of any resolution of the board which by its terms shall not be so amendable or repealable.

Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by action of the board of directors.

Section 14. Minutes of Meetings and Reports to the Board. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 15. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors for services in any capacity. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at such meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of committees may be allowed like compensation for attending committee meetings. Directors who are full-time employees of the corporation and are compensated as such shall receive no additional compensation for serving as directors.

Section 16. Resignation; Removal of Directors. Any director may resign at any time.  Subject to the provisions of the certificate of incorporation, any director may be removed for cause.

Section 17. Fixing Record Date. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 60 (sixty) days nor less than 10 (ten) days before the date of such meeting, nor more than 60 (sixty) days nor less than 10 (ten) days prior to any such corporate action, payment or distribution, exercise of rights, conversion or such other lawful action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

ARTICLE IV

NOTICES

Section 1. Form of Notice. Whenever, under the provisions of applicable statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or shareholder, such notice shall not be construed to mean personal notice, and may be given (a) in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation (or, if he shall have filed with the secretary of the corporation a written request that notices to him be mailed to some other address, then to such other address), with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or (b) by electronic mail, directed to each director or shareholders, at his electronic mail address as it appears in the records of the corporation. Notice to directors may also be given by telegram.

Section 2. Waiver of Notice. Whenever any notice is required to be given by law or under the provisions of the certificate of incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice or by their duly authorized proxies, whether before or after the time stated therein, shall be deemed equivalent thereto. The attendance in person or by proxy of any shareholder at a meeting, and the attendance of any director at a meeting, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such shareholder or director, as the case may be.

ARTICLE V

OFFICERS

Section 1. Designation of Officers. The officers of the corporation shall be elected by the board of directors, shall include a president, a secretary and a treasurer and may include a chairman of the board, a chief executive officer, an executive vice president, a chief financial officer and such other officers as the board shall deem advisable. Any number of offices, except those of president and secretary, may be held by the same person, unless an applicable statute, the certificate of incorporation or these by-laws otherwise provides.

Section 2. Terms and Duties of Officers. Officers shall hold their offices for such terms and shall exercise such powers and perform such duties as may be mandated below and additionally as shall be determined from time to time by the board.

Section 3. Salaries. The salaries of all officers and agents of the corporation may be fixed by action of the board of directors.

Section 4. Removals, Replacements.  Any officer elected by the board of directors may be removed at any time, with or without cause, by action of the board of directors. Any vacancy occurring in the offices of president, secretary or treasurer shall be filled by action of the board of directors. Any other vacancy may be filled by action of the board of directors.

Section 5. Chairman of The Board. The chairman of the board, if any, shall be a member of the board and shall preside at all meetings of the shareholders and the board of directors.

Section 6. President. The president shall, in the absence or disability of the chairman of the board, preside at all meetings of the shareholders and the board of directors. The president may be a member of the board, may be the chief executive officer of the corporation, may have general and active management of the business of the corporation and may be responsible for implementing all orders and resolutions of the board of directors. The president may execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

Section 7. Executive Vice President. The executive vice president, if any, may be the chief operating officer of the corporation, may have general and active management of the business of the corporation and may be responsible for implementing all orders and resolutions of the board of directors. The executive vice president may execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

Section 9. Secretary. The secretary shall act as the secretary at all meetings of the shareholders and the board of directors, and shall keep the minutes thereof. The secretary shall serve all notices required to be given by the corporation and shall have charge of all books, records and papers of the corporation. The secretary may have custody of the corporate seal of the corporation, may have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature. The secretary may also see that all reports, statements and other documents required by law are kept and filed and in general perform all the duties incident to the office of secretary.

Section 8. Treasurer. The treasurer shall be responsible for all corporation funds and monies deposited in the name of the corporation in such banking institutions or safe deposit vaults as the board of directors shall approve. He shall insure that correct books are being maintained at the offices of the corporation reflecting all business transactions of the corporation. The treasurer may be the chief financial officer of the corporation.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1. Certificates; Signatures; Payment of Consideration; Classes and Series of Stock.

(a) The corporation’s shares may be certificated or uncertificated, as provided under the New Jersey Business Corporation Act. To the extent required under the New Jersey Business Corporation Act, every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman of the board of directors, or the president or a vice president and the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

(b) Except as may otherwise be permitted by statute, no certificate shall be issued for any share until such share is fully paid.

(c) If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences, relative rights and limitations of each class or series authorized to be issued, and of the authority of the board to divide the shares into classes or series and to determine and change the relative rights, preferences and liquidations of any class or series, shall be set forth in full on the face or back of the certificate which the corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided by the New Jersey Business Corporation Act, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each shareholder who so requests a full statement of such designations, preferences, relative rights and limitations.

Section 2. Facsimile Signatures. The signatures of the officers on the certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

Section 3. Contents. Each certificate shall state on its face that the corporation is organized under the laws of the State of New Jersey, the name of the person to whom it is issued and the number and class, and the designation of the series, if any, of the shares which such certificate represents.

Section 4. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 5. Transfer of Stock. Shares shall be transferable only on the corporation’s books, upon surrender of the certificate for the shares, properly endorsed, if such shares are certificated.  The Board may require satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost or destroyed.

Section 6. Registered Shareholders. The corporation shall be entitled to treat the person in whose name shares are registered on its books as the owner of such shares for all purposes.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. Subject to the relevant provisions of the certificate of incorporation, if any, dividends upon any class or series of the stock of the corporation may be declared by action of the board of directors, at any regular or special meeting, pursuant to law. As, and to the extent, permitted by law, and subject to the relevant provisions of the certificate of incorporation, if any, dividends may be paid in cash, in property, or in shares of the stock.

Section 2. Reports to Shareholders. The board of directors may present at each annual meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the corporation.

Section 3. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 4. Fiscal Year. The fiscal year of the corporation shall begin on the first day of November each year, unless otherwise fixed by resolution of the board of directors.

Section 5. Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, New Jersey.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced.

Section 6. Corporate Governance Compliance. Without otherwise limiting the powers assigned herein to the board, committees and other bodies and persons, the corporation shall comply with the corporate governance rules and requirements of the U.S. Securities and Exchange Commission, as applicable; and whenever shares of capital stock of the corporation are listed for trading on either the NASDAQ Stock Market (“NASDAQ”) or the New York Stock Exchange (“NYSE”), the corporation shall comply with the corporate governance rules and requirements of, respectively, the NASDAQ or the NYSE, as applicable.

ARTICLE VIII

INDEMNIFICATION

To the extent permitted under the New Jersey Business Corporation Act, the corporation may indemnify its officers and directors, and may indemnify its other employees and agents or former employees and agents, or the testator or intestate of any of them, to the extent to which such persons would be permitted to be indemnified under the New Jersey Business Corporation Act if they were officers or directors of the Corporation; provided, however, that in no event shall any person be indemnified to an extent greater than that permitted under New Jersey law.

ARTICLE IX

AMENDMENTS

These by-laws may be altered, amended or repealed and new by-laws may be adopted by the board of directors, or by the shareholders at any regular or special meeting of the shareholders if notice of the proposed alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such meeting; provided, however, that no amendment of these by-laws may be adopted which contravenes a provision of the certificate of incorporation of the corporation.

CERTIFICATE OF ADOPTION OF AMENDED AND RESTATED BY-LAWS

The undersigned hereby certifies that he or she is the duly elected, qualified, and acting chairman of the board of Bio-Reference Laboratories, Inc., a New Jersey corporation, and that the foregoing amended and restated by-laws were adopted as the corporation’s by-laws on June 3, 2014 by the corporation’s board of directors.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 3rd day of June , 2014.

/s/ Marc D. Grodman, M.D.
Name: Marc D. Grodman, M.D.
Title: Chairman of the Board